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                                                                    Exhibit 4.24

                        THE CHASE MANHATTAN CORPORATION,



                         J.P. MORGAN & CO. INCORPORATED

                                       AND

                      U.S. BANK TRUST NATIONAL ASSOCIATION,

                                                as Trustee

                          SECOND SUPPLEMENTAL INDENTURE

                          Dated as of December 29, 2000

                                       to

                                    INDENTURE

                    Dated as of December 1, 1986, as amended

                          SUBORDINATED DEBT SECURITIES
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                  SECOND SUPPLEMENTAL INDENTURE, dated as of December 29, 2000, among THE CHASE MANHATTAN CORPORATION, a Delaware corporation ("Successor"), J.P. MORGAN & CO. INCORPORATED, a Delaware corporation ("J.P. Morgan"), and U.S. BANK TRUST NATIONAL ASSOCIATION (formerly known as First Trust of New York, National Association), a national banking association, as successor to Citibank, N.A., a national banking association, as trustee (the "Trustee", which term shall include any successor trustee appointed pursuant to Article Six of the Indenture hereafter referred to).

                  WHEREAS, J.P. Morgan and the Trustee have heretofore executed and delivered a certain Indenture, dated as of December 1, 1986, as amended, including by the First Supplemental Indenture, dated as of May 12, 1992 (as so amended, the "Indenture"; capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture), providing for the issuance from time to time of Securities;

                  WHEREAS, J.P. Morgan and Successor have entered into an Agreement and Plan of Merger, dated as of September 12, 2000 (the "Merger Agreement"), which contemplates the execution and filing of a Certificate of Merger on the date hereof (the "Certificate of Merger") providing for the merger (effective December 31, 2000) of J.P. Morgan with and into Successor (the "Merger"), with Successor continuing its corporate existence under Delaware law under the name "J.P. Morgan Chase & Co.";

                  WHEREAS, Section 9.1 of the Indenture provides, among other things, that the Issuer shall not merge into any other corporation unless, among other things, the corporation into which the Issuer is merged shall expressly assume the due and punctual payment of the principal of and interest on all the Securities and Coupons, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Issuer thereunder, by supplemental indenture satisfactory to the Trustee;

                  WHEREAS, Section 8.1 of the Indenture provides, among other things, that, without the consent of the Holders, the Issuer, when authorized by a resolution of the Board of Directors of the Issuer, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture (i) to evidence the succession of another corporation to the Issuer, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer and (ii) to make such provisions in regard to matters or questions arising under the Indenture as the Board of Directors may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Securities;

                  WHEREAS, Successor and J.P. Morgan desire and have requested that the Trustee join in the execution of this Second Supplemental Indenture for the purpose of evidencing such succession and assumption and amending certain provisions of the Indenture as hereinafter set forth;

                  WHEREAS, the execution and delivery of this Second Supplemental Indenture has been authorized by resolutions of the boards of directors of J.P. Morgan and Successor; and

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                  WHEREAS, all conditions precedent and requirements necessary to make this Second Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

                  NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

                                  ARTICLE ONE

                  REPRESENTATIONS OF J.P. MORGAN AND SUCCESSOR

                  Each of J.P. Morgan and Successor represents and warrants to the Trustee as follows:

                  SECTION 1.1. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  SECTION 1.2. The execution, delivery and performance by it of this Second Supplemental Indenture have been authorized and approved by all necessary corporate action on the part of it.

                  SECTION 1.3. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such other time thereafter as is provided in the Certificate of Merger (the "Effective Time"), the Merger will be effective in accordance with the terms of the Merger Agreement and Delaware law.

                  SECTION 1.4. Immediately after giving effect to the Merger, Successor shall not be in default in the performance of any covenant or condition of the Indenture.

                                  ARTICLE TWO

                            ASSUMPTION AND AGREEMENTS

                  SECTION 2.1. Successor hereby expressly assumes the due and punctual payment of the principal of and interest on all the Securities and Coupons, according to their tenor, and the due and punctual performance and observance of all covenants and conditions of the Indenture to be performed or observed by the Issuer thereunder.

                  SECTION 2.2. The Securities and Coupons may bear a notation concerning the assumption of the Indenture and the Securities and Coupons by Successor.

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                  SECTION 2.3. Successor shall succeed to and be substituted for
J.P. Morgan under the Indenture, with the same effect as if Successor had been named as the Issuer thereunder.

                                 ARTICLE THREE

                                   AMENDMENTS

                  SECTION 3.1. The reference in the preamble to the Indenture to "J.P. MORGAN & CO. INCORPORATED, a Delaware corporation (the "Issuer")," is hereby amended to read "J.P. MORGAN CHASE & CO. (formerly known as The Chase Manhattan Corporation), a Delaware corporation (the "Issuer")," and each other reference therein to "J.P. Morgan & Co. Incorporated" shall be amended to read "J.P. Morgan Chase & Co. (formerly known as The Chase Manhattan Corporation)".

                  SECTION 3.2. The definition of "Senior Indebtedness" contained in Section 1.1 of the Indenture is hereby amended in its entirety to read as follows:

                           "'Senior Indebtedness' of the Issuer means the principal of, premium, if any, and interest on: (a) all indebtedness of the Issuer for money borrowed, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or incurred, except (i) the Securities; (ii) all securities issued pursuant to the Indenture, dated as of March 1, 1993, as amended by the First Supplemental Indenture, dated as of December 29, 2000, between the Issuer (as successor-by-merger to J.P. Morgan & Co. Incorporated, a Delaware corporation) and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), a national banking association, as successor to Citibank, N.A., a national banking association, as the same may be further amended, supplemented or otherwise modified from time to time; (iii) all securities issued pursuant to the Indenture, dated as of April 1, 1987, as amended and restated as of December 15, 1992, and as amended by the Second Supplemental Indenture, dated as of October 8, 1996, and the Third Supplemental Indenture, dated as of December 29, 2000, between the Issuer (formerly known as Chemical Banking Corporation) and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), a national banking association, as successor to Morgan Guaranty Trust Company of New York, a New York banking corporation, as the same may be further amended, supplemented or otherwise modified from time to time; (iv) all securities issued pursuant to the Amended and Restated Indenture, dated as of September 1, 1993, as amended by the First Supplemental Indenture, dated as of March 29, 1996, the Second Supplemental Indenture, dated as of October 8, 1996, and the Third Supplemental Indenture, dated as of December 29, 2000, between the Issuer (as successor-by-merger to The Chase Manhattan Corporation, a Delaware corporation) and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), a national banking association, as successor to Chemical Bank, a New York banking corporation, as the same may be further amended, supplemented or otherwise modified from time to time; and (v) such indebtedness as is by its terms expressly stated not to be superior in right of payment to, or to rank pari passu with, the Securities or the


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         other securities referred to in clauses (ii) through (iv); and (b) any deferrals, renewals or extensions of any such Senior Indebtedness. The term "indebtedness of the Issuer for money borrowed" as used in the foregoing sentence shall mean any obligation of, or any obligation guaranteed by, the Issuer for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets. The Securities shall rank pari passu with the securities referred to in clauses (a)(ii) through
         (a)(iv) above."

                  SECTION 3.3. Except as amended hereby, the Indenture and the Securities and Coupons are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect and the Indenture, as so amended, shall be read, taken and construed as one and the same instrument.

                                  ARTICLE FOUR

                                  MISCELLANEOUS

                  SECTION 4.1. The Trustee accepts the modification of the Indenture effected by this Second Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of J.P. Morgan and Successor. The Trustee makes no representation and shall have no responsibility as to the validity and sufficiency of this Second Supplemental Indenture.

                  SECTION 4.2. If and to the extent that any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision included in this Second Supplemental Indenture or in the Indenture that is required to be included in this Second Supplemental Indenture or in the Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

                  SECTION 4.3. Nothing in this Second Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this Second Supplemental Indenture.

                  SECTION 4.4. This Second Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise by required by mandatory provisions of law.

                  SECTION 4.5. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 4.6. This Second Supplemental Indenture shall become effective as of the Effective Time.


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                  IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested all as of the day and year first above written.

                                         J.P. MORGAN & CO. INCORPORATED


                                         By
                                            -----------------------------------
                                            Name:
                                            Title:


(Corporate Seal)

Attest:


------------------------------
Secretary

                                         THE CHASE MANHATTAN
                                           CORPORATION

                                         By
                                            -----------------------------------
                                             Name:
                                             Title:


(Corporate Seal)

Attest:


------------------------------
Assistant Secretary
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                                         U.S. BANK TRUST NATIONAL
                                           ASSOCIATION, as Trustee

                                         By
                                            -----------------------------------
                                            Name:
                                            Title:


(Corporate Seal)

Attest:


------------------------------
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STATE OF NEW YORK  )
                   )  ss.:
COUNTY OF NEW YORK )

                  On this ___ of December, 2000, before me, the undersigned officer, personally appeared___________, who acknowledged himself to be the __________________ of J.P. MORGAN & CO. INCORPORATED, a Delaware corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                             ----------------------------------
                                             Notary Public

[SEAL]


STATE OF NEW YORK  )
                   )  ss.:
COUNTY OF NEW YORK )

                  On this ____ day of December, 2000, before me, the undersigned officer, personally appeared Marc J. Shapiro, who acknowledged himself to be the Vice Chairman, Risk Management and Administration of THE CHASE MANHATTAN CORPORATION, a Delaware corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                            -----------------------------------
                                            Notary Public

[SEAL]
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STATE OF NEW YORK  )
                   )  ss.:
COUNTY OF NEW YORK )


                  On this ___ day of December, 2000, before me, the undersigned officer, personally appeared _______________, who acknowledged himself to be _______________ of U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the association by himself as such officer.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                    ---------------------------
                                                    Notary Public

[SEAL]